UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 30, 2016

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 30, 2016, MVC Capital, Inc. (the “Fund”) held its Annual Meeting of Stockholders.  During this meeting, our stockholders were asked to consider and vote upon two proposals: (1) to elect seven nominees to serve as members of the Board of Directors of the Fund for a term of one year until the next annual meeting of stockholders, and (2) to ratify the selection of Grant Thornton LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

For each proposal, the final shareholder voting results were as follows:

Proposal 1: Election of seven directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Emilio Dominianni	10,778,441	2,631,496	7,527,745
Phillip Goldstein	12,613,888	796,050	7,527,745
Gerald Hellerman	10,779,824	2,630,113	7,527,745
Warren Holtsberg	11,030,175	2,379,763	7,527,745
Robert Knapp	11,078,805	2,331,133	7,527,745
William Taylor	10,782,741	2,627,196	7,527,745
Michael Tokarz	11,010,216	2,399,722	7,527,745

Proposal 2: Ratification of the selection of Grant Thornton LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,891,842	35,125	10,716	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated:  September 1, 2016